Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Montpelier Re Holdings Ltd’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Hamilton, Bermuda

May 23, 2012